Exhibit 5.1 - Legal Opinion

                          GUZOV, SWIEDLER & OFSINK, LLC
                                ATTORNEYS-AT-LAW
                          600 MADISON AVENUE 22ND FLOOR
                            NEW YORK, NEW YORK 10022
                TELEPHONE: (212) 371-8008 TELEFAX: (212) 688-7273
                                 WWW.GSO-LAW.COM

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DEBRA J. GUZOV (NY & NJ BARS)         FRANCE:                          GREAT BRITAIN:
DARREN L. OFSINK (NY BAR)             SCP KREIFF-GORDON                JOHN D. CAMPBELL, Q.C. FCIARB
-----------------                     AVOCATS                          11 BLACKET PLACE
SENIOR COUNSEL                        18,AVENUE KLEBER                 EDINBURGH EH9 1RN
ALAN M. SWIEDLER (NY BAR)             75116 PARIS                      SCOTLAND
-----------------                     FRANCE                           TELEPHONE  44-131-667-1302
OF COUNSEL                            TELEPHONE  33 1 45 01 71 40      FACSIMILE  44-131-667-6726
ROBERT H. FLINK (NY, NJ & DC BARS)    FACSIMILE   33 1 45 01 26 84     E-MAIL: JCAMPBELLQC@EDNET.CO.UK
JAMES G. SMITH (NY & CA BARS)         E-MAIL: PARIS@KREIF-GORDON.COM
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                                                         August 10, 2002


Board of Directors
Tengtu International Corp.
206-5050 Kingsway
Burnaby, B.C. V5H 4H2

           Re: Registration Statement on Form S-1

Gentlemen:

           We have acted as counsel to Tengtu International Corp., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of :

           (i) 7,375,000 shares of the Company's $.01 par value per share common stock (the "Common Stock") issued in private placement transactions pursuant to Regulation S under the Act to selling security holders identified in the prospectus forming a part of the Registration Statement (the "Placement Shares");

           (ii) 453,011 shares of Common Stock issued pursuant to settlement agreements with former consultants to the Company under Regulation S under the Act to selling security holders identified in the prospectus forming a part of the Registration Statement (the "Settlement Shares");

           (iii) 6,580,930 shares Common Stock which have been reserved for issuance upon the conversion of presently outstanding special warrants (the "Special Warrants") issued in private placement transactions pursuant to Regulation S under the Act to selling security holders identified in the prospectus forming a part of the Registration Statement (the "Special Warrant Shares"); and

           (iv) 1,566,667 shares of Common Stock issuable upon exercise of warrants (the "Warrants") issued in private placement transactions pursuant to Regulation S under the Act to selling security holders identified in the prospectus forming a part of the Registration Statement (the "Warrant Shares").

All of the shares listed in (i) through (iv) above are referred to herein cumulatively as the "Shares."

             In our capacity as counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Placement Shares, Settlement Shares, Special Warrants and warrants. In addition, in connection with the registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including but not limited to the Stock Purchase Agreements, Registration Rights Agreements, the Registration Statement (including all exhibits thereto), Special Warrants, Subscription Agreements and copies of resolutions of the Company's Board of Directors authorizing the issuance of the Shares and their registration pursuant to the Registration Statement.

           In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

           Based upon the foregoing, we are of the opinion that:

           (1) The Placement Shares have been validly issued and are fully paid and non-assessable;

           (2) The Settlement Shares have been validly issued and are filly paid and non-assessable;

           (3) The Special Warrant Shares have been duly authorized, and, upon issuance and delivery pursuant to the terms of the Special Warrants, will be validly issued, fully paid and non-assessable; and

           (4) The Warrant Shares have been duly authorized, and upon issuance, delivery and payment therefor, upon the exercise of the applicable warrants pursuant to their terms, will be validly issued, fully paid and non-assessable.

           We express no opinion as to compliance with the securities or "blue sky" laws of any state or country in which the Shares are proposed to be offered and sold.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

           Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the internal law of the State of Delaware without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction. We assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

           The opinions expressed herein may be relied upon by the Company in connection with the registration of the Shares, as contemplated by, and in conformity with, the Registration Statement. With the exception of the foregoing, the opinions expressed herein may not be relied upon by any other person without our prior written consent.

                                            Very truly yours,

                                            /s/ Guzov, Swiedler & Ofsink, LLC
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                                            Guzov, Swiedler & Ofsink, LLC